Exhibit 10.2

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of June 14, 2024, by and between PROLOGIS LIMITED PARTNERSHIP I ("Landlord"), and RIGETTI & CO, LLC ("Tenant").

WITNESSTH:

WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated August 9, 2016 (as heretofore amended, the “Lease”), pursuant to which Landlord leases to Tenant approximately 38,000 rentable square feet (the "Premises") located at 47400-47470 Seabridge Drive, Fremont, CA 94538 (the "Building").

WHEREAS, Tenant desires Landlord's cooperation and signature of approval on a certain Authorization of Agent to Act on Property Owner’s Behalf (the “Application”) to be submitted to the City of Fremont, Community Development Department (the “City”) in connection with an electrical upgrade to the Premises being sought by Tenant (the “Upgrade”).

WHEREAS, Tenant has retained Applied Dynamics Inc. (along with any successor or replacement engineer, inspector or inspection firm that Tenant retains in connection with the Inspection, the "Engineer") to facilitate the Upgrade.

WHEREAS, the Application, the Upgrade, and Tenant's retention of the Engineer shall be collectively referred to herein as the "Tenant's Project."

WHEREAS, Landlord is willing to cooperate and provide its approval signature on the Application, subject to Tenant's indemnification obligations set forth below.

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

AGREEMENT:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Notwithstanding any language in the Application to the contrary, Tenant acknowledges and agrees that Tenant has retained the Engineer, and that Tenant – not Landlord – has the contractual relationship with the Engineer and is solely obligated to compensate the Engineer. Tenant's indemnification obligations set forth below shall include any claims asserted by the Engineer, its employees, agents, or contractors.

2.	Tenant, at its sole cost and without any cost to Landlord, shall comply with all terms, conditions, and requirements in connection with the Tenant's Project, whether imposed by a governmental authority, a private entity, or otherwise. Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees, owners, affiliates, management companies, partners, contractors and all others acting on its behalf (collectively "Landlord Parties") from and against any and all demands, claims, costs, expenses, losses, liabilities and damages (including without limitation attorneys' fees and expert costs) (collectively "Claims") resulting from or arising in connection with the Tenant's Project. The foregoing shall include, but not be limited to, any Claims, whether or not actually litigated and/or reduced to judgment, and whether meritorious or not. In case any Claims are brought against any of the Landlord Parties, Tenant upon notice, shall immediately defend the same at Tenant's sole expense by counsel reasonably satisfactory to Landlord Parties and shall cooperate with Landlord in such defense. Landlord need not have first paid any Claims in order to be so indemnified. The furnishing of insurance required under the Lease shall not be deemed to limit Tenant's obligations under this Section 2.

3.	The notice addresses for Landlord and Tenant shall be as follows:

Landlord:	Prologis
680 N. McCarthy Blvd, Suite 100
Milpitas, CA 95035
Attention: Market Officer

With a copy to:	Prologis
1800 Wazee Street, Suite 500
Denver, Colorado 80202
Attention: General Counsel

Tenant:	Rigetti & Co, LLC
775 Heinz Avenue
Berkeley, CA 94710
Attention: General Counsel

4.	Except as otherwise expressly provided herein, all defined terms used in this Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

5.	Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

6.	Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

TENANT:	LANDLORD:
RIGETTI & CO, LLC	PROLOGIS LIMITED PARTNERSHIP I
a Delaware limited liability company	a Delaware limited partnership

By:	By:
Name: Jeff Bertelsen	Name: Matt Ebner
Title: CFO	Title: VP, Market Officer